Exhibit 10.15

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION COPY

[***]

PROMOTION AGREEMENT

BY AND BETWEEN

AGENDIA N.V. AND INIVATA LIMITED

April 9, 2021

	8.3 Certain Regulatory Filings	23
	8.4 Public Announcements	23
	8.5 Publications	23

9.	TERM AND TERMINATION	23
	9.1 Term	23
	9.2 Renewal	23
	9.3 Termination for Cause	23
	9.4 Termination Without Cause	24
	9.5 Mutual Termination	24
	9.6 [***]	24
	9.7 Consequences of Termination	24
	9.8 Survival of Certain Obligations	24

10.	MISCELLANEOUS	24
	10.1 Interpretation	24
	10.2 Assignment	25
	10.3 Further Actions	25
	10.4 Force Majeure	25
	10.5 Notices	25
	10.6 Amendment	26
	10.7 Waiver	26
	10.8 Severability	26
	10.9 Descriptive Headings	26
	10.10 Governing Law	26
	10.11 Dispute Resolution	26
	10.12 Entire Agreement of the Parties	26
	10.13 Independent Contractors	27
	10.14 No Legal Advice	27
	10.15 Counterparts	27

EXECUTION COPY

AGREEMENT

This Agreement (the “Agreement”) is made and entered into as of April 9, 2021 (the “Effective Date”), by and between Agendia N.V. (“Agendia”), a Netherlands corporation, with offices located at 22 Morgan, Irvine, CA 92618 and Inivata Limited (“Inivata”), a limited company organized and existing under the laws of England and Wales with a principal place of business at [***]. Agendia and Inivata may each be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Inivata operates and maintains a laboratory certified by the Center for Medicare and Medicaid Services (“CMS”) in which it is performs a [***] laboratory developed test (“LDT” or “Laboratory Developed Test”) [***] (the “Product”);

WHEREAS, Agendia has sales, marketing, analytical, and other core capabilities and competencies to promote and market the Product [***] (the “Field”) in the Territory (as defined below); and

WHEREAS, Inivata desires to work with Agendia to leverage Agendia’s expertise in sales, marketing, analytical, and other core capabilities and competencies for the Product in the Field in the Territory and Agendia desires to provide such expertise, including through its Sales Representatives, and to participate in the Promotion of the Product in the Field in the Territory.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

1.1	“AdvaMed Code” shall mean the AdvaMed Code of Ethics on Interactions with Health Care Professionals (revised as of July 2009 and as further revised from time to time).

1.2

“Advertising” shall mean the paid advertising, planning, purchasing and placement of advertising for an LDT in the Territory through any means, including television, print, radio/audio, in-office/placed-based, digital, web, search (SEM/SEO), social media, mobile and any and all new and emerging media channels for consumers, healthcare institutions and healthcare providers.

1.3

“Affiliate(s)” shall mean, with respect to any Party, any other Person which controls, is controlled by or is under common control with such Party. A Person shall be regarded as in control of another Person if it owns or controls at least fifty percent (50%) of the equity securities of such other Person entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, that the term “Affiliate” shall not include subsidiaries or other entities in which a Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

1.4	“Agendia” shall have the meaning set forth in the preamble.

1.5	“Agendia Indemnitee” shall have the meaning set forth in Section 6.1(a).

1.6

“Agendia Trademarks” shall mean the Trademarks owned or controlled by Agendia which are used or intended to be used (as agreed upon by the Parties) from time to time during the Term in connection with the Promotion, Marketing and/or Co-Branding of the Product in the Territory and any applications and/or registration registrations thereof in the Territory.

1.7	“Agendia Trainers” shall have the meaning set forth in Section 3.2(c)(i).

1.8	“Agreement” shall have the meaning set forth in the preamble.

1.9	“Alliance Manager” shall have the meaning set forth in Section 2.2.

1.10

“Annual Marketing Plan” shall mean the plan for the Marketing and Promotion of the Product in the Territory for each full or partial Calendar Year as described in Section 3.3, as prepared and updated from time to time pursuant to Section 3.3.

1.11

“Applicable Compliance/Review Policies” shall mean, with respect to Agendia, its written Code of Ethics and Professional Conduct and Corporate Integrity Agreement and, with respect to Inivata, its written Code of Business Conduct and Ethics, and such policies and standard operating procedures that are adhered to by such Party in connection with the Product and any payments or services contemplated by this Agreement, as the same may be amended from time to time.

1.12

“Applicable Law” shall mean any law, statute, rule, regulation, order, judgment, ordinance, administrative code, decree, directive, injunction or permit (including Regulatory Approvals) of any court, arbitral body, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision applicable to a Party’s activities to be performed under this Agreement. For the avoidance of doubt, any specific references to any Applicable Law or any portion thereof, shall be deemed to include all amendments, replacements or successors thereto.

1.13	“Audited Party” shall have the meaning set forth in Section 4.6(c).

1.14	“Auditing Party” shall have the meaning set forth in Section 4.6(c).

1.15	“Business Day” shall mean any day other than a Saturday, Sunday, or a bank or other public holiday in New York, New York, Territory.

1.16	“Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.17	“Calendar Year” shall mean the respective periods of twelve (12) calendar months, each such period ending on December 31 of the applicable year for as long as this Agreement is in effect.

1.18	“Claims” shall have the meaning set forth in Section 6.1(a).

1.19	“Co-Branded” shall mean branded with the Agendia Trademarks together with the tagline [***].

1.20	“Collection Kits” means the Co-Branded [***] collection kits supplied by Inivata which are utilized for the conduct of the Product Laboratory Services.

1.21	“Confidential Information” shall have the meaning set forth in Section 8.1.

1.22	“Debarred/Excluded” shall have the meaning set forth in Section 5.1(f).

1.23

“Detail” shall mean a customary face-to-face or non-face-to-face contact of a Sales Representative of a Party with an Eligible Prescriber during which such Sales Representative makes a presentation of certain of the Product’s attributes, such as describing the approved indicated uses, safety, effectiveness, or other relevant characteristics of the Product, in a fair and balanced manner and in accordance with the requirements of this Agreement and Applicable Law and in a manner that is customary for the purpose of Promoting a laboratory developed test.

1.24	“Disclosing Party” shall have the meaning set forth in Section 8.1.

1.25	“Disputed JSC Matter” shall have the meaning set forth in Section 2.1(e).

1.26	“Effective Date” shall have the meaning set forth in the preamble.

1.27

“Eligible Prescriber” shall mean (a) a health care provider who has the authority to prescribe the Product under Applicable Law for use in the Field and (b) any other health care professional without prescribing authority but who (i) is reasonably believed to assist with patient care and reimbursement for healthcare service in the office of a health care provider who has authority to prescribe the Product under Applicable Law for use in the Field, and (ii) is allowed to receive Promotion.

1.28	“EMA” means the European Medicines Agency or any successor agency thereto.

1.29	“FD&C Act” shall mean the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.30	“FDA” shall mean the U.S. Food and Drug Administration or any successor agency thereto.

1.31	“Field” shall have the meaning set forth in the Recitals.

1.32	“GAAP” shall mean United States generally accepted accounting principles, consistently applied.

1.33

“Government Official” to be broadly interpreted, shall mean (a) any elected or appointed government official ( e.g., a member of a ministry of health); (b) any employee or Person acting for or on behalf of a government, government-controlled entity or enterprise performing a governmental function; (c) any political party, candidate for public office, officer, employee, or Person acting for or on behalf of a political party or candidate for public office; (d) any employee or Person acting for or on behalf of a public international organization ( e.g., the United Nations); or (e) any individual who holds himself or herself out to be the authorized intermediary of any of the foregoing. For clarity, healthcare providers employed by government-owned hospitals shall be considered Government Officials.

1.34

“Governmental Authority” to be broadly interpreted and includes: (a) any national, federal, state, local, regional, or foreign government, or level, branch, or subdivision thereof; (b) any multinational or public international organization or authority; (c) any ministry, department, bureau, division, authority, agency, notified body, commission, or body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including the FDA and EMA and applicable foreign counterparts thereof; (d) any court, tribunal, or governmental arbitrator or arbitral body; (e) any government-owned or controlled institution or entity; (f) any enterprise or instrumentality performing a governmental function; and (g) any political party.

1.35	“Indemnified Party” shall have the meaning set forth in Section 6.1(c)(i).

1.36	“Indemnifying Party” shall have the meaning set forth in Section 6.1(c)(i).

1.37	“Inivata” shall have the meaning set forth in the preamble.

1.38	“Inivata Copyrights” shall mean all statutory and common law copyrights owned by Inivata in and to the Promotional Materials, Advertising materials or Product Label used in the Territory.

1.39	“Inivata House Marks” shall mean the Inivata trade name and logo, including all registrations and applications for registration of any of the foregoing in the Territory.

1.40	“Inivata Indemnitee” shall have the meaning set forth in Section 6.1(b).

1.41	“Inivata Patent Rights” shall mean the Patent Rights owned or controlled by Inivata as of the Effective Date.

1.42

“Inivata Trademarks” shall mean the Trademarks owned or controlled by Inivata which are currently used or intended to be used (as agreed upon by the Parties) in connection with the Promotion, Marketing and/or Co-Branding of the Product in the Territory and any applications and/ registrations thereof in the Territory. For clarity, the Inivata Trademarks shall expressly exclude the Agendia Trademarks.

1.43	“JSC” shall have the meaning set forth in Section 2.1(a).

1.44	“JSC Chair” shall have the meaning set forth in Section 2.1(b).

1.45	“JSC Members” shall have the meaning set forth in Section 2.1(a).

1.46	“Laboratory Service Revenue” shall mean, with respect to a particular Calendar Quarter, as applicable, [***], as calculated by Inivata in accordance with GAAP consistently applied.

1.47	“Launch Date” shall mean [***].

1.48

“Marketing” shall mean, with respect to an LDT, Advertising, public relations, medical education activities, market research, creation, development, and distribution of Advertising materials and Promotional Materials, field literature, direct or indirect educational campaigns, and exhibits at seminars and conventions. When used as a verb, “Market” means to engage in Marketing.

1.49	“Party” or “Parties” shall have the meaning set forth in the preamble.

1.50

“Patent Rights” shall mean any and all (a) issued patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisionals, and renewals, and all patents granted thereon, (c) patents of addition, reissues, reexaminations and extensions or restorations by existing or future extension or restorations mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government issued rights substantially similar to the foregoing and (f) Territory and foreign counterparts of any of the foregoing.

1.51

“Payer” shall mean a Third Party entity that pays a portion or all of the cost of the Product Laboratory Service performed with respect to a given patient using the Product. For clarity, a patient who pays for the cost of his or her own Product Laboratory Service, in whole or in part, shall not be included in this definition of “Payer” and a “Payer” may include government entities or agencies, managed care organizations, and health or prescription insurance providers.

1.52

“Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.53	“Pre-Launch Meeting” shall have the meaning set forth in Section 3.2(c)(iv).

1.54	“Product” shall have the meaning set forth in the Recitals.

1.55	“Product Label” shall mean any labels and labeling documents applied to and disseminated with the Product, and any supplements, extensions or changes thereto.

1.56

“Product Laboratory Service” shall mean the LDT [***] provided pursuant to an order for the Product from an Eligible Prescriber within the Field which order was taken or submitted by Agendia. For clarity, the Product Laboratory Service shall include [***] to be provided by Inivata or its Affiliates according to the “Laboratory Instruction for Use” in the Product Label, wherein the Laboratory Instructions for Use are further subject to any changes as required by any Regulatory Approval of any Governmental Authority in the Territory.

1.57

“Product Training” shall mean, with respect to the Product, the Product-specific training program conducted in accordance with the applicable Annual Marketing Plan and Applicable Laws, which may include training concerning (a) the scientific basis for the Product, (b) permissible communications regarding safety and efficacy claims relating to the Product in the Field, (c) permissible communications related to the Product in accordance with the Product Label, (d) use of Promotional Materials by the Sales Representatives, and (e) other appropriate topics relevant to the Promotion of the Product in the Field as determined by Inivata in consultation with Agendia.

1.58

“Promotion” shall mean (a) those activities customarily undertaken by a Party’s field Sales Representatives in the Territory to encourage the approved use of a particular prescription medical device (or prescription pharmaceutical medicine as applicable) subject to pre-market approval (or other Regulatory Approval, as applicable), including detailing, and (b) any other activities customarily undertaken by a Party aimed at encouraging the approved use of a particular prescription medical device subject to pre-market authorization approval, including without limitation, healthcare professional peer-to-peer communication, communications of Product benefits to integrated delivery networks, the creation and use of Promotional Materials, Marketing, meetings and events (including without limitation speaker bureau events), trade shows, advocacy activities, including with respect to guideline organizations, and sponsorships. The terms “Promote”, “Promoting” and “Promotional” shall have corresponding meanings.

1.59	“Promotion Fee(s)” shall have the meaning set forth in Section 4.1(a).

1.60

“Promotional Materials” shall mean, with respect to the Product, all written, printed, graphic, electronic, audio, video or other materials (such as a journal reprint) other than the Product Label, provided by Inivata, with respect to currently developed materials, or developed by the Parties for the Field, in each case, for use by Agendia’s Sales Representatives during Details or other Representatives in the Territory.

1.61	“QSR” shall mean the Quality System Regulation, 21 C.F.R. Part 820, as may be amended from time to time and any successor thereto, and any applicable foreign equivalents thereto in the Territory.

1.62	“Receiving Party” shall have the meaning set forth in Section 8.1.

1.63

“Regulatory Approval” shall mean, with respect to an LDT, all technical, medical and scientific licenses, registrations, authorizations, certifications, declarations of conformity, and approvals of the applicable Governmental Authority, if any, necessary for the manufacture, distribution, use and sale of such LDT in the Field, including any services associated with such LDT in the Field, in such jurisdiction in the Territory in accordance with Applicable Law.

1.64	“Renewal Term” shall have the meaning set forth in Section 9.2.

1.65

“Representatives” shall mean, with respect to a Party, such Party’s employees, agents or independent contractors, and such Party’s Affiliates and their respective employees, agents or independent contractors, including Sales Representatives, in each case who are performing services under the Annual Marketing Plan.

1.66

“Sales Representative” shall mean an internal or field sales representative employed by a Party full-time who details products or services for human use in the Territory. For clarity, Sales Representative excludes sales managers such as district business managers and above.

1.67	“Base Promotion Fee” shall have the meaning set forth in Section 4.1(a).

1.68	“Supplemental Promotion Fee” shall have the meaning set forth in Section 4.1(a).

1.69	[***].

1.70	“Term” shall have the meaning set forth in Section 9.1.

1.71	“Territory” shall mean [***].

1.72	“Third Party” shall mean any Person other than Inivata, Agendia or their respective Affiliates.

1.73

“Trademark” shall mean any registered word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol.

1.74

“Training Materials” shall mean, with respect to the Product, the materials (which may include written or other recorded, videotaped or web-based training materials or online training programs) to be used in Product Training for Agendia’s Sales Representatives regarding the Product.

1.75	“VAT” shall have the meaning set forth in Section 4.3.

2.	GOVERNANCE.

2.1	Joint Steering Committee.

(a)

Composition. Promptly following the Effective Date, the Parties will establish a Joint Steering Committee (“JSC”), comprised of two (2) Representatives of Inivata and two (2) Representatives of Agendia (collectively, the “JSC Members”). Each Party may replace any of its JSC Members at any time upon notice to the other Party and the Parties may increase or decrease the number of its JSC Members on the JSC; provided that at all times an equal number of JSC Members from each Party are appointed to the JSC.

(b)

Committee Chair. The JSC will be chaired by one JSC Member of Agendia (the “JSC Chair”). Agendia may replace its JSC Chair at any time upon notice to Inivata. The role of secretary of the JSC shall by filled by a JSC Member who is appointed by the JSC Chair. The secretary of the JSC shall:

(i)	notify each Party at least [***] (or as much notice as is reasonably possible) in advance of each JSC meeting;

(ii)	collect and organize agenda items from each Party for each JSC meeting;

(iii)	prepare and circulate to JSC Members each JSC meeting agenda no later than [***] (or as far in advance as is reasonably possible) prior to the scheduled date for each JSC meeting; and

(iv)	prepare the written minutes of each JSC meeting and, within [***] after such meeting, circulate such minutes for review and approval by the Parties.

(c)

Meetings. [***]. Meetings of the JSC will occur at such times and places in the Territory as mutually agreed to by the Parties; provided, however, that no more than half of the meetings will be required to be held in-person in any Calendar Year. Meetings of the JSC will only occur if at least one JSC Member of each Party is present at the meeting or participating by teleconference or videoconference. [***]. The Parties will endeavor to schedule meetings of the JSC at least [***] in advance. The Parties shall approve the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.

(d)	JSC Responsibilities. The JSC shall:

(i)	review, discuss, and approve each Annual Marketing Plan for a Calendar Year, no later than the applicable date set forth in Section 3.3(a);

(ii)	oversee the implementation of each Annual Marketing Plan;

(iii)	discuss and determine the proper areas within the Territory to focus activities;

(iv)	review, discuss, and approve any modifications to the Annual Marketing Plan;

(v)	act as the first level escalation to resolve disputes between the Parties, any resolution of dispute brought before the JSC shall be by unanimous consent;

(vi)	form and oversee any sub-committee or working group in furtherance of activities contemplated in the Annual Marketing Plan;

(vii)	form and oversee any sub-committee or working group as determined by the JSC to be necessary to review and discuss specific matters related to the subject matter of this Agreement; and

(viii)	escalate any Disputed JSC Matter, as defined in Section 2.1(e), to the Alliance Managers and Chief Executive Officers.

(e)

Decision Making. Regardless of the number of JSC Members, decisions by the JSC will be made by unanimous agreement. The JSC will use good faith efforts to reach agreement on any and all matters properly brought before it. If, despite such good faith efforts, the JSC is unable to reach a decision on a particular matter within the JSC’s responsibilities (each such matter, a “Disputed JSC Matter”), within [***] after the JSC first meets to consider such matter, or such later date as may be mutually agreed by the Parties in writing, then either Party may refer such Disputed JSC Matter for resolution to the Alliance Managers. Within [***] after such Disputed JSC Matter is referred to the Alliance Managers, the Alliance Managers shall determine whether the Disputed JSC Matter requires the involvement of the Chief Executive Officers. Should the Alliance Managers refer the Disputed JSC Matter to the Chief Executive Officers, then the Chief Executive Officers will promptly initiate good faith discussions to resolve such Disputed JSC Matter. If the Chief Executive Officers are unable to resolve such Disputed JSC Matter within [***] of it being referred to them, then, (i) Inivata, after having considered, in good faith, the advice and input from Agendia, will have final decision-making authority with respect to such Disputed JSC Matter where the subject matter of the Disputed JSC Matter substantially relates to [***].

(f)

Limits on JSC Authority. Notwithstanding any provision of this Section 2.1 to the contrary, (i) each Party will retain the rights, powers and discretion granted to it under this Agreement consistent with Section 3.2, and no such rights, powers, or discretion will be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing, (ii) the JSC will not have the power to amend this Agreement or terminate or otherwise modify or waive compliance with this Agreement in any manner and (iii) neither Party will require the other Party to (A) violate Applicable Law or its Applicable Compliance/Review Policies, (B) breach any obligation or agreement that such other Party may have with or to a Third Party or (C) perform any activities that are materially different, greater in scope or more costly than those provided for in the Annual Marketing Plan then in effect.

(g)	Subcommittees. The JSC shall determine whether to create any additional subcommittee(s) or working group(s) to whom the JSC’s responsibilities hereunder may be delegated.

2.2

Alliance Managers. Each Party shall appoint an employee of such Party who shall oversee interactions between the Parties for all matters related to this Agreement, the Annual Marketing Plan and any related agreements between the Parties or their Affiliates (each an “Alliance Manager”). The Alliance Managers may be JSC Members. The Alliance Managers shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information, and shall serve as a single point of contact for any matters arising under this Agreement. The Alliance Managers shall have the right to attend all JSC and subcommittee meetings as non-voting participants and may bring to the attention of the JSC or subcommittee any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. Each Party may designate different Alliance Managers by notice in writing to the other Party.

3.	APPOINTMENT; RESPONSIBILITY FOR PRODUCT; MARKETING AND SALES.

3.1	Appointment.

(a)

[***] Arrangement. Commencing on the Launch Date, Inivata and its Affiliates hereby grant to Agendia and its Affiliates, [***] for the Field, and Agendia accepts, the right and obligation to Promote and Detail the Product in the Territory during the Term, in accordance with the terms and conditions of this Agreement, all Applicable Laws and the applicable Annual Marketing Plan. In implementing its obligations under this Agreement, Agendia shall provide facilities, personnel (including management and Sales Representatives) and other resources as Agendia, in its reasonable discretion but not inconsistent with the express terms of this Agreement, believes necessary.

Notwithstanding this Section 3.1 to the contrary, Inivata retains the right to Promote the Product on its own behalf in the Field and Agendia shall not Promote or Detail the Product outside the Territory or outside the Field.

(b)

Grant of Non-Exclusive License to Agendia. Subject to the terms of this Agreement, Inivata on behalf of itself and its Affiliates, hereby grants to Agendia and its Affiliates a non-exclusive, royalty free license, with the right to sublicense to one or more of its Affiliates, under the Inivata House Marks, the Inivata Trademarks and the Inivata Copyrights, during the Term, to the extent necessary or appropriate to allow Agendia and to carry out activities under this Agreement including to Promote and Detail the Product in the Field in the Territory.

(c)	Retained Rights; Trademark Usage Restrictions.

(i)

Retained Rights. Inivata retains, and at all times during the Term shall retain, all rights in and relating to the Product not expressly granted to Agendia under this Agreement, including all proprietary and property interests in and to the Product. In furtherance of the foregoing, Inivata retains all rights of and responsibility for [***]. Nothing contained in this Agreement shall be deemed to grant to Inivata or its Affiliates any license, right, title or interest in or to any patent, Trademark, copyright, trade secret or other similar property of Agendia or its Affiliates except as may be authorized in writing by Agendia for Inivata to perform its obligations under this Agreement.

(ii)	Trademark Usage Restrictions. [***].

3.2	Responsibility for Product.

(a)

Inivata Product Responsibilities. During the Term, as between the Parties, Inivata shall remain solely responsible, [***], except as expressly otherwise provided in this Agreement, for all activities and liabilities that the owner of a Laboratory Developed Test (and any applicable Regulatory Approvals) would normally have, including, in each case with respect to the Territory, the following:

(i)

timely manufacturing, in accordance with the QSR and Applicable Law (including conducting all quality assurance testing) sufficient quantities of Collection Kits and Product to meet market demand therefor in the Territory;

(ii)	timely distributing sufficient quantities of Collection Kits to Agendia to meet Agendia’s forecasted demand and orders therefor;

(iii)	processing and having sufficient laboratory and manufacturing capacity to process Product Laboratory Services to meet demand, including return receipt and laboratory processing of patient samples;

(iv)

ensuring all laboratory processing of patient samples are conducted in accordance with CLIA Certificate of Accreditation and CAP Laboratory Accreditation and patient results are provided to Agendia in a timely manner so that Agendia can forward or transmit the same through to ordering healthcare providers through its online portal;

(v)	[***];

(vi)	ensuring that the Product is not adulterated or misbranded, as those terms are defined in the FD&C Act;

(vii)

supporting Agendia’s customer service activities relating to the Product, including timely cooperating with Agendia with respect to all medical and other inquiries and complaints regarding the Product and providing clinical consultation to Agendia customer service representatives;

(viii)

timely enrolling in government programs, including the Medicare program, and contracting with Payers, including entering into contracts for reimbursement with respect to the Product and the Product Laboratory Services;

(ix)	[***];

(x)

setting the price of the Product Laboratory Services, including establishing, processing and paying for any rebates, discounts, chargebacks or other sales incentives associated with the sale of the Product Laboratory Services;

(xi)

subject to Section 6.1, handling all product liability claims or other claims associated with or arising out of the manufacture, distribution, sale or use of the Product, including managing any litigation associated therewith and paying any damages, fines or other compensation that may be awarded by any Governmental Authority or that are due as a result of any settlement of any such claim;

(xii)	handling, in a timely and appropriate manner, all government inquiries related to the Product Laboratory Services and the manufacture, distribution, Marketing, Promotion, sale or use of the Product;

(xiii)

preparing and submitting in a timely manner and in a manner consistent with Applicable Law all reports and information that are required to be submitted to any Governmental Authority relating to the Product and Product Laboratory Services; and

(xiv)

obtaining and maintaining all Regulatory Approvals, licenses, consents, authorizations, completed such registrations or made any such notifications as may be necessary or required by Applicable Law relating to the Product, Product Laboratory Services and to perform its obligations under this Agreement, including its CLIA Certificate of Accreditation, CAP Laboratory Accreditation, any requirements under the FD&C Act, the Directive 98/79/EC of the European Parliament and of the Council on in vitro Diagnostic Medical Devices (the “IVDMD Directive”), or the European Union Member State regulations implementing the IVDMD Directive, Regulation 2017/746 of the European Parliament and of the Council on in vitro diagnostic medical devices (once applicable), and all state licenses required to process samples from recipients in such states.

(b)	Agendia Product Responsibilities. During the Term, without limiting either Party’s other responsibilities under this Agreement, Agendia shall:

(i)

use commercially reasonable efforts to Market, Promote and Detail the Product in the Field in accordance with the Annual Marketing Plan, Regulatory Approvals, the Product Label and all regulatory and professional requirements;

(ii)	order and store Collection Kits manufactured by or on behalf of Inivata pursuant to Section 3.5 and distribute the same to ordering healthcare providers for the collection of patient samples;

(iii)

establish and maintain a system for accepting orders (e.g., through an online portal) for the Product from Eligible Prescribers in the Field in the Territory and for transmitting such orders to Inivata for the provision of the applicable Product Laboratory Services; and

(iv)

establish and maintaining a system (e.g. through an online portal) for accepting patient results provided by Inivata as part of the Product Laboratory Services and transmitting the same to ordering healthcare providers.

(c)	Product Training.

(i)

Within a reasonable time following the Effective Date, Inivata shall be responsible for providing Product Training and Training Materials within the Field to Agendia sales trainers (the “Agendia Trainers”) who shall then train Agendia’s Sales Representatives who will be Promoting the Product and the Product Laboratory Service in the Territory in the Field. After the initial training, Inivata shall periodically provide additional Product Training and the Parties shall agree to the frequency, time and place such additional Product Training will be rolled out to Agendia’s Sales Representatives.

(ii)	[***].

(iii)	Agendia shall ensure that none of its Sales Representatives shall Promote the Product or Product Laboratory Service unless he or she demonstrates sufficient knowledge of the Product.

(iv)

The Parties shall cooperate in good faith to schedule, plan and conduct a pre-launch meeting for all Sales Representatives Detailing the Product (the “Pre-Launch Meeting”), which shall occur promptly following training of Agendia’s Sales Representatives in accordance with this Section 3.2(c). The Parties shall use commercially reasonable efforts to conduct the Pre-Launch Meeting as an in-person meeting by [***].

(d)

Promotional Materials. During the Term, the Parties agree to develop Promotional Materials together in accordance with the Annual Marketing Plan for use in Promoting the Product in the Territory in the Field. Agendia shall instruct its Representatives to use, and will use commercially reasonable efforts to train and monitor its Representatives to ensure that such Representatives use, only Promotional Materials approved by the JSC.

(e)

Representatives. Each Party shall be legally responsible and liable for the actions, omissions and conduct of their respective Sales Representatives and other Representatives performing activities hereunder. Each Party shall ensure that all Persons for whom they have legal responsibility and liability in accordance with the foregoing sentence comply with all Applicable Laws, the AdvaMed Code, the MedTech Europe Code of Ethical Business Practice, as applicable, applicable compliance/review polices, and all requirements of this Agreement, and shall implement and maintain policies and procedures to ensure such compliance.

(f)

Marketing Authorization. Inivata shall have the sole right and responsibility between the Parties to take, and shall take, all actions with respect to the Product reasonably necessary in order to maintain any laboratory facilities and/or required Regulatory Approvals permitting the Marketing and sale of the Product in the Territory throughout the Term.

(g)

Withdrawal. Inivata shall have sole authority to determine whether to recall or withdraw any Product in the Territory; provided, however, Inivata shall notify Agendia of its decision, including the reasons therefore, regarding any such recall or withdrawal promptly after such decision is made. Inivata shall be solely responsible for and shall bear all costs associated, directly or indirectly, with any recalls or withdrawals of the Product.

(h)

Customer Service Activities; Safety Reporting. Following the Effective Date but before the Launch Date, the JSC shall establish a reasonable and appropriate means for the Parties to handle customer service inquiries activities regarding the Product to comply with applicable safety reporting requirements and obligations for the Product. Until such procedures are in place, upon receipt of any such inquiry, Agendia shall provide customer service and shall refer all medical and other inquiries and complaints to Inivata for resolution and any required regulatory reporting of adverse events.

3.3	Annual Marketing Plan.

(a)

General. Agendia shall develop an Annual Marketing Plan for the Product and submit it for review and approval [***] of the then-current Calendar Year so that the JSC shall have a reasonable opportunity to review, revise and approve such Annual Marketing Plan [***] of the Calendar Year preceding the Calendar Year to which such Annual Marketing Plan relates; provided that the Annual Marketing Plan [***] shall be finalized by Agendia and submitted to the JSC [***]. If Agendia desires to revise or update an approved Annual Marketing Plan prior to the end of a Calendar Year, it shall notify the JSC of such desired revision, and the JSC shall review any such proposed revision for approval.

(b)

Obligations. Agendia, [***], shall use commercially reasonable efforts to carry out its responsibilities under the Annual Marketing Plan in the Field and the Territory, which commercially reasonable efforts shall include committing the appropriate resources to assist in the implementation of the Annual Marketing Plan and to carry out the activities contemplated therein. Inivata, [***], shall use commercially reasonable efforts to promote the Product for use in all cancer indications, including in the Field and the Territory.

3.4	Sales Representatives and Detailing Efforts.

(a)

Sales Representatives. Agendia shall be responsible for its own Sales Representatives costs attributable to the Product in the Field in the Territory, including base salary and incentive compensation, normal travel and entertainment expenses, cost of fleet vehicles and other expenses normally associated with Promotion of products and services similar to the Product.

(b)

Detailing Efforts and Costs. Agendia shall have sole and exclusive control of all Detailing efforts and activities by its Sales Representative and Representatives, and shall be solely responsible for the costs thereof.

3.5	Supply of Collection Kits.

(a)

Initial Collection Kit Supply. Inivata shall provide an initial supply of Collection Kits to Agendia in a reasonable amount to be agreed upon by the parties in good faith, which Collection Kits shall comply with all Applicable Laws and meet all then-current quality-control, manufacturing specifications, and packaging and labeling requirements for the Collection Kits.

(b)	Continuing Supply.

(i)

Forecast. [***] prior to the Launch Date, Agendia shall furnish to Inivata [***], estimated forecast of the quantities of Collection Kits that Agendia intends to order from Inivata during such period (“Rolling Forecast”). Agendia shall update the Rolling Forecasts in writing on a quarterly basis [***].

(ii)

Orders. From time to time during the Term, Agendia shall submit written purchase orders for Collection Kits (each, a “Purchase Order”) specifying the quantity of Collection Kits to be delivered hereunder and the applicable requested shipment date(s) for such Collection Kits. Purchase Orders may specify quantities of Collection Kits in excess of the applicable portion of the Rolling Forecast, and Inivata shall use commercially reasonable efforts to supply Agendia with such excess quantities of Collection Kits, [***]. Each requested delivery date specified in a Purchase Order for any Collection Kits shall provide as much lead time as reasonable practicable [***]. Inivata shall confirm acceptance of each Purchase Order submitted in compliance with this Agreement [***] after receipt of such Purchase Order from Agendia. In the event of a conflict between the terms of any Purchase Order and this Agreement, this Agreement shall control.

(iii)

Modification. Agendia may request modification of the shipment date or quantity of Collection Kits in an accepted Purchase Order by submitting a written change order (“Change Order”) to Inivata [***] in advance of the earliest scheduled shipment date for the Collection Kits covered by the Change Order. Promptly following receipt of any Change Order, Inivata shall use commercially reasonable efforts to accommodate any Change Orders. Inivata shall use commercially reasonable efforts to respond to any requested Change Orders and projected dates of shipment [***] after receipt of such request.

(iv)

Delivery. Unless otherwise specified in the applicable Product Addendum, Inivata shall tender the Collection Kits for shipment FOB (INCOTERMS 2010) Agendia’s designated warehouse during [***] in the applicable Purchase Order, unless otherwise agreed in writing by the Parties. Each such shipment of Collection Kits shall be accompanied by the certifications, including certificate of compliance or certificate of analysis, signed by an authorized representative of Inivata, which shall include the applicable lot numbers, manufacturing dates and Collection Kit expiration dates and shall certify that the Collection Kits comply with all Applicable Laws and meet all then-current quality-control, manufacturing specifications, and packaging and labeling requirements. Inivata shall select the carrier for shipment of Collection Kits to Agendia’s designated destination. Inivata shall retain title to the Collection Kits at all times.

(v)

Inventory. Agendia shall maintain an amount of inventory of Product and Collection Kits at appropriate locations within the Territory that is sufficient to satisfy customer demand in accordance with the Collection Kits and to ensure prompt delivery to customers on a competitive basis.

(vi)	Cost. [***].

4.	ACCOUNTING.

4.1	Promotion Fees.

(a)	Base Promotion Fees. Within [***] after the beginning of each Calendar Year [***], Inivata shall pay Agendia the base promotion fees set forth below (the “Base Promotion Fees”):

Calendar Year	Base Promotion Fee
[***]	[***]
[***]	[***]
[***]	[***]

(b)

In addition, Inivata shall pay to Agendia, subject to the deductions in the final clause of this Section 4.1(b), [***] of cumulative Laboratory Service Revenue earned in the Field in the Territory during the Term [***] (the “Supplemental Promotion Fee”), which payment shall be made [***] after the end of the Calendar Quarter [***].

(c)	[***] all compensation paid by Inivata to Agendia under this Agreement, is intended to compensate Agendia a fair market value for the services that Agendia is providing to Inivata hereunder.

4.2	Fee Statements and Payments.

(a)

Quarterly Financial Deliverables. Inivata shall on a quarterly basis, [***] after the end of Calendar Quarter, deliver to Agendia a full suite of performance data, including Product Laboratory Services completed, average selling price per unit and calculation of Laboratory Service Revenue.

(b)

Annual Financial Deliverables. Inivata shall on a yearly basis, [***] following the end of the applicable Calendar Year, deliver to Agendia (in addition to the deliverables set forth in (a) above, a copy of its audited financials as it pertains to the Laboratory Service Revenue.

(c)

Payment of Promotion Fee. Inivata, [***] after the end of each Calendar Quarter of the Term, shall deliver to Agendia a consolidated report in the form of and containing the information necessary to confirm the calculation of the Promotion Fee for such Calendar Quarter, together with the underlying spreadsheets with respect to such Calendar Quarter. The Promotion Fee due with respect to such Calendar Quarter and reflected on the consolidated report shall be remitted at the time such report is made. [***].

4.3

Taxes and Withholding. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”), and that no such VAT shall apply to the payments made under this Agreement. In the event any payments made pursuant to this Agreement become subject to withholding taxes under the laws or regulation of any jurisdiction, the Party making such payment shall deduct and withhold the amount of such taxes for the account of the payee to the extent required by Applicable Law and such amounts payable to the payee shall be reduced by the amount of taxes deducted and withheld. [***]. To the extent that the Party making a payment is required to deduct and withhold taxes on any payments under this

Agreement, the Party making such payment shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the payee an official tax certificate or other evidence of such withholding sufficient to enable the payee to claim such payments of taxes. The payee shall provide any tax forms to the Party making such payment that may be reasonably necessary in order for such Party not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. The payee shall use commercially reasonable efforts to provide any such tax forms to the Party making the payment at least [***] prior to the due date for any payments for which the payee desires that the Party making the payment apply a reduced withholding rate. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT. Notwithstanding anything in this Agreement to the contrary, (a) if an action (including any assignment or sublicense of its rights or obligations under this Agreement, or any failure to comply with Applicable Law or filing or record retention requirements) by a Party leads to the imposition of withholding tax liability or VAT on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum which it would have received had no such action occurred, (b) otherwise, the sum payable by that Party (in respect of which such deduction or withholding is required to be made) shall be made to the other Party after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with Applicable Law.

4.4

No Partnership Provision. It is expressly agreed that Agendia and Inivata shall be independent contractors and that the relationship between Agendia and Inivata shall not constitute a partnership, joint venture or agency. The Parties agree that the rights and obligations under this Agreement are not intended to constitute a partnership or similar arrangement that will require separate reporting for tax purposes consistent with the intent reflected in the foregoing sentence and agree that they shall not file any reports, documents or other item relating to taxes or state or acknowledge to any tax authority that such relationship is a partnership or similar arrangement unless required by Applicable Law.

4.5

Payments; Currency. All payments due by one Party to the other Party hereunder shall be paid by wire transfer in immediately available funds from the account or accounts of a Party and/or its Affiliates to an account or accounts of the receiving Party and/or its Affiliates designated in writing by the receiving Party. All amounts payable and calculations hereunder shall be in United States dollars. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement, any amount expressed in a foreign currency shall be converted into U.S. Dollars in a manner consistent with such Party’s normal practices used to prepare its audited financial statements for external reporting purposes, in accordance with GAAP, consistently applied, or by using a reputable source such as the Wall Street Journal or Reuters, at the non-paying/receiving Party’s discretion.

4.6	Maintenance of Records; Audits.

(a)

Record Keeping. Inivata shall keep and shall cause its Affiliates to keep accurate books and accounts of record in connection with (i) its Marketing and Promotion of the Product, (ii) performance of Product Laboratory Services, and (iii) its activities under this Agreement and, as applicable, any Annual Marketing Plan, in sufficient detail to permit accurate determination of all figures necessary for verification of (A) amounts to be paid hereunder and (B) compliance with the terms of this Agreement. Inivata shall, and shall cause its Affiliates to, maintain such records for a period [***] after the end of the Calendar Year to which they pertain.

(b)	Financial Audits.

(i)

Audit Right. Upon [***] prior written notice from Agendia, Inivata shall permit an independent certified public accounting firm of nationally recognized standing selected by Agendia and reasonably acceptable to Inivata, to examine, at Agendia’s sole expense (subject to (ii) below), the relevant books and records of Inivata and its Affiliates (including its and their audited financials) as may be reasonably necessary to verify the accuracy of the reports submitted by Inivata in accordance with Section 4 and the payment of Promotion Fees hereunder. An examination by Agendia under this Section 4.6(b) shall occur not more than once in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year during the Term [***]. The accounting firm shall be provided access to such books and records at Inivata’s facility(ies) in the Territory where such books and records are normally kept and such examination shall be conducted during Inivata’s normal business hours. Inivata may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to Inivata’s facilities or records. Upon completion of the audit, the accounting firm shall provide both Agendia and Inivata a written report disclosing whether the reports submitted by Inivata are correct or incorrect, whether the Promotion Fees paid during the audited period incurred during the audited period are correct or incorrect, and, in each case, the specific details concerning any discrepancies. No other information shall be provided to Agendia. [***].

(ii)

Underpayments/Overpayments. If such accounting firm concludes that additional Promotion Fees were due to Agendia, Inivata shall pay to Agendia an amount equal to the actual Promotion Fee due minus the Promotion Fee paid [***], provided that if the Promotion Fee Paid was at least [***] less than the Promotion Fee actually due for such audited period, [***].

(c)

Compliance Audit. Upon [***] prior written notice from a Party (the “Auditing Party”), the other Party (the “Audited Party”) shall permit the Auditing Party’s external auditors access to any relevant books documents, papers, and records of the Party involving any report delivered under this Agreement and the activities performed under this Agreement, if the other Party has credible evidence that the other Party violated terms of this Agreement, including with respect to Product Training under Section 3.2(c). An examination by a Party under this Section 4.6(c) shall (i) occur not more than once in any Calendar Year, (ii) be limited to the pertinent books and records for any Calendar Year during the Term [***]. The external auditors of the Auditing Party shall be provided access to such books and records at the Audited Party’s facility(ies) in the Territory where such books and records are normally kept and such examination shall be conducted during the Audited Party’s normal business hours. The Audited Party may require any external auditors to sign a standard non-disclosure agreement before providing the accounting firm access to the Audited Party’s facilities or records.

(d)

Confidentiality. All financial and other Confidential Information of a Party audited hereunder which is subject to review under this Section 4.6 shall be deemed to be such Party’s Confidential Information and, subject to the provisions of Article 6 hereof, the Party conducting the audit shall not disclose such Confidential Information to any Third Party or use such Confidential Information for any purpose other than verifying compliance with this Agreement.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

5.1	Mutual Representations and Warranties. Each of Inivata and Agendia hereby represents and warrants to the other Party as of the Effective Date that:

(a)	it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b)

the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its certificate of incorporation, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests that has not been taken;

(c)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d)	this Agreement has been duly executed by an appropriate representative of such Party and is a legal, valid and enforceable against such Party in accordance with its terms;

(e)

the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under (i) any oral or written agreement that binds such Party’s operations or property, including any assignment, license agreement, loan agreement, guaranty or financing agreement, (ii) the provisions of such Party’s certificate of incorporation, bylaws or other organizational documents, or (iii) any order, writ, injunction, decree or judgment of any court or Governmental Authority entered against such Party or by which any of such Party’s operations or property are bound; and

(f)

neither it, nor any of its Affiliates, nor, to such Party’s knowledge, any of their respective Representatives has been debarred or suspended under 21 U.S.C. § 335(a) or (b), excluded from a federal health care program, debarred from federal contracting, or convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to medical devices or fraud (“Debarred/Excluded”).

5.2	Representations and Warranties of Inivata. Inivata hereby represents and warrants to Agendia as of the Effective Date that:

(a)	no consent is required from any Third Party for Inivata to enter into, or to exercise its rights and perform its obligations under, this Agreement;

(b)

in connection with the development, manufacturing and Promotion of the Product, except as would not reasonably be expected to have a material adverse effect on the Promotion of the Product in the Territory, Inivata has complied and will continue to comply in all material respects with Applicable Law, including the FD&C Act, the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), the federal Physician Self-Referral Prohibition (commonly referred to as the “Stark Law”) (42 U.S.C. § 1395nn), the IVDMD

Directive, and the European Union Member State regulations implementing the IVDMD Directive, Regulation 2017/746 of the European Parliament and of the Council on in vitro diagnostic medical devices (once applicable), and comparable state and local statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA, EMA, the European Union legislative bodies, the Member States of the European Union, or relevant Governmental Authority;

(c)

with respect to the development, manufacturing and Promotion of the Product, Inivata has not taken and will not take any action directly or indirectly to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official in order to gain an improper advantage;

(d)	[***];

(e)	[***];

(f)	[***];

(g)	all material written information provided by Inivata to Agendia in connection with this Agreement is complete, truthful and accurate in all material respects; and

(h)

Inivata is not presently engaged in any discussions with any Third Party with respect to the grant to any Third Party of and does not currently have any agreement with any Third Party to grant any right or license to make, use, import, offer for sale or sell any Product, in the Territory.

5.3	Covenants.

(a)	Agendia hereby covenants to Inivata that, during the Term in the Territory, it, its Affiliates and its Sales Representatives will not Promote the Product outside of the Territory or the Field.

(b)

Inivata hereby covenants that neither Inivata nor its Affiliates shall sue Agendia and its Affiliates under any Inivata Patent Rights solely with respect to any activities carried out by Agendia or its Affiliates under, and to the extent in compliance with, this Agreement, including its and their activities to Promote and Detail the Product in the Field in the Territory during the Term of this Agreement and in compliance with this Agreement.

(c)

To the extent that the Agreement involves exchange of personally identifiable information, including Protected Health Information, as such term is defined in the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder, the Parties will execute a data privacy agreement, subject to such modifications as the Parties may reasonably agree.

5.4

Compliance with Law and Ethical Business Practices. In addition to the other representations, warranties and covenants made by each Party under this Agreement, each Party hereby represents, warrants and covenants to the other Party that, during the Term in the Territory:

(a)

it will perform its obligations under this Agreement in material compliance with this Agreement and any applicable Annual Marketing Plan, its Applicable Compliance/Review Policies and Applicable Laws (including the FD&C Act, the Anti-Kickback Statute (42

U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), the Stark Law (42 U.S.C. § 1395nn), the IVDMD Directive, and the European Union Member State regulations implementing the IVDMD Directive, Regulation 2017/746 of the European Parliament and of the Council on in vitro diagnostic medical devices (once applicable), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA, the European Union legislative bodies, and the Member States of the European Union);

(b)

in connection with the activities contemplated by this Agreement, to each Party’s knowledge, it has been, and during the Term will be, in compliance with all applicable U.S. and European Union trade laws, including those related to, import controls, export controls, or economic sanctions; and

(c)

with respect to the Product and any payments or services provided under this Agreement, such Party has not taken, and during the Term will not take, any action, directly or indirectly, to offer, promise or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official in order to gain an improper advantage, and has not accepted, and will not accept in the future such payment;

(d)	it provides, and during the Term will provide, training to Representatives providing services in connection with this Agreement.

5.5

Notice of Investigations. Each Party shall promptly notify the other Party in the event that it becomes subject to or aware of any FDA or other Governmental Authority inspection, investigation, or other inquiry or a FDA warning letter, untitled letter, or other material governmental notice or communication relating to the services or products covered by this Agreement promptly after the Party becomes aware of such inspection, investigation, inquiry, letter, notice, or communication, except to the extent that the disclosing Party’s counsel reasonably believes that such disclosure to the other Party could violate Applicable Laws (including privacy laws) or have a significant adverse impact on the disclosing Party’s legal position or defense (including the loss of attorney-client privilege) with respect to any such inspection, investigation or other inquiry. In the event that the Party determines that disclosure could violate Applicable Laws (including privacy laws) or have a significant adverse impact on the disclosing Party’s legal position or defense (including the loss of attorney-client privilege), the Party shall promptly notify the other Party that it is exercising its right not to make such disclosure.

5.6

Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

5.7	No Inconsistent Agreements. Neither Party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

5.8

Disclaimer. THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

6.	INDEMNIFICATION; LIMITATION OF LIABILITY AND INSURANCE.

6.1	Indemnification.

(a)

Indemnification by Inivata. Inivata shall indemnify, defend and hold Agendia, its Affiliates and their respective Representatives (the “Agendia Indemnitees”) harmless from any claims, damages, actions, liabilities, losses, costs and expenses, including attorneys’ fees incurred in defending against them, (hereinafter “Claims”) of a Third Party arising out of (A) the manufacture, Marketing, education, Promotion, importation or use of the Product or the performance of the Product Laboratory Service by Inivata or its Representatives; (B) any breach by Inivata of any of its representations, warranties or obligations under this Agreement; or (C) any negligent or wrongful act or omission of Inivata; and (D) any alleged patent infringement, regardless of direct, contributory or inducement, by Agendia, its Affiliates or their respective Representatives, as a result of the performance of Agendia’s obligations under this Agreement; except, in each case (A) – (D), to the extent such Claims arise out of any breach by any Agendia Indemnitee of any of its obligations under this Agreement, or any negligent or wrongful act or omission of any Agendia Indemnitee.

(b)

Indemnification by Agendia. Agendia shall indemnify, defend and hold Inivata, its Affiliates and their respective Representatives (the “Inivata Indemnitees”), harmless from any Claims of a Third Party, to the extent arising out of (i) any breach by Agendia of any of its representations, warranties, or obligations under this Agreement or (ii) any negligent or wrongful act or omission of Agendia, except to the extent such Claims arise out of any breach by any Inivata Indemnitee of any of its obligations under this Agreement, or any negligent or wrongful act or omission of any Inivata Indemnitee; provided that in no event shall Agendia have any obligation to indemnify Inivata for any product liability claim arising out of bodily injury or death arising from the use of the Product.

(c)	Procedure.

(i)

A Party believing that it is entitled to indemnification under Section 6.1 (an “Indemnified Party”) shall give prompt written notification to the other Party (the “Indemnifying Party”) of the commencement of any Claim by a Third Party for which indemnification may be sought or, if earlier, upon the assertion of any such Claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Claim as provided in this Section 6.1(c) shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually materially prejudiced as a result of such failure to give notice). [***] after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If a Party believes that a Claim presented to it for indemnification is one as to which the Party seeking indemnification is not entitled to indemnification under Section 6.1, it shall so notify the Party seeking indemnification.

(ii)

If the Indemnifying Party elects to assume the defense of such Claim, the Indemnified Party may participate in such defense [***]; provided that if the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim, [***].

(iii)

The Indemnifying Party shall keep the Indemnified Party advised of the status of such Claim and the defense thereof and shall consider recommendations made by the Indemnified Party with respect thereto.

(iv)	[***].

6.2

Insurance Requirements. Each Party agrees to obtain and maintain, during the Term [***], commercial general liability insurance, including products liability insurance, with minimum “A-” AM Best rated insurance carriers, [***]. All deductibles/retentions will be the responsibility of the named insured. Agendia and its Affiliates will be an additional insured on Inivata’s commercial general liability and products liability policies, and be provided with a waiver of subrogation. To the extent of its culpability, all coverages of Inivata will be primary and non-contributing with any similar insurance carried by Agendia. Notwithstanding any provision of this Section 6.2 to the contrary, Agendia may meet its obligations under this Section 6.2 through self-insurance.

Neither Party’s insurance will be construed to create a limit of liability with respect to its indemnification obligations under this Section 6.

6.3

Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT FOR (A) INDEMNIFICATION OBLIGATIONS OF A PARTY UNDER SECTION 6.1, (B) A BREACH OF SECTION 7 BY A PARTY OR (C) THE WILFUL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, LOST REVENUES OR PENALTIES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

7.	INTELLECTUAL PROPERTY

7.1

Pre-Existing Inventions. Each party shall retain all right, title and interest in and to any intellectual property rights (including any inventions and/or patents) which it owned as of the Effective Date or outside the scope of this Agreement. For clarity, except as expressly set forth in this Agreement, no license is granted by either Party to its intellectual property rights.

7.2

Inventions. Any inventions made by either of the Parties jointly or together in the course of the performance of this Agreement shall be made in accordance with Applicable Laws relating to inventorship set forth in the patent laws of the United States (Title 35, United States Code).

7.3	Rights in Data. [***].

7.4	Prosecution and Maintenance of Inivata Patents. [***].

7.5

Infringement of Third Party Patents. Each of the Parties shall promptly, but in any event no later than [***] after receipt of notice thereof, notify the other Party in writing in the event of any claims by a Third Party of alleged patent infringement by Inivata or Agendia in the Territory with respect to the Product and/or the manufacture, offer for sale, sale or use thereof. [***].

8.	CONFIDENTIALITY; PUBLICITY.

8.1

Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement [***], each Party (the “Receiving Party”), receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder shall keep such Confidential Information confidential and shall not publish or otherwise disclose or use such Confidential Information for any purpose other than as provided for in this Agreement. “Confidential Information” means any technical, scientific, regulatory, commercial, business or other information provided by or on behalf of the Disclosing Party to the Receiving Party pursuant to this Agreement or otherwise relating to or disclosed during any transaction contemplated hereby (including information disclosed prior to the Effective Date under a confidentiality agreement in contemplation of this Agreement), including information relating to the terms of this Agreement or the Product, and the scientific, regulatory or business affairs or other activities of either Party; provided that, the Agendia Data shall be deemed the Confidential Information of Agendia and provided further that Confidential Information shall not include any information that the Receiving Party can establish:

(a)

was already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party and such Receiving Party has documentary evidence to that effect;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)

became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party in breach of this confidentiality obligation;

(d)

was disclosed to that Party, other than under an obligation of confidentiality, by a Third Party who had no obligation, directly or indirectly, to the Disclosing Party, not to disclose such information to others; or

(e)

was independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect.

8.2	Authorized Disclosure and Use.

(a)

Disclosure. Notwithstanding the foregoing Section 8.1, each Party may disclose to Third Parties Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:

(i)	prosecute or defend litigation,

(ii)	exercise or enforce rights hereunder; provided that such disclosure is covered by terms of confidentiality no less stringent than those set forth herein, and

(iii)	comply with inquires by a Governmental Authority or subpoena issued by a Governmental Authority or a court of competent jurisdiction.

In the event a Party shall deem it necessary to disclose pursuant to this Section 8.2 Confidential Information belonging to the other Party, the Disclosing Party shall to the extent possible give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

(b)

Use. Notwithstanding the foregoing Section 8.1, during the Term, each Party shall have the right to use the other Party’s Confidential Information in carrying out its respective responsibilities under this Agreement.

8.3

Certain Regulatory Filings. Either Party may disclose the terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with Applicable Laws, including the rules and regulations promulgated by the U.S. Securities and Exchange Commission or by any stock exchange or regulatory body to which the Party is subject. Before disclosing this Agreement or any of the terms hereof pursuant to this Section 8.3, the Parties will consult with one another regarding the terms in this Agreement to be redacted in making any such disclosure. If a Party discloses this Agreement or any of the terms hereof in accordance with this Section 8.3, such Party agrees, [***], to seek confidential treatment of portions of this Agreement or such terms, as may be reasonably requested by the other Party.

8.4

Public Announcements. The Parties shall agree upon a joint press release to announce the execution of this Agreement [***]. Except as permitted in Section 8.5, neither Party shall issue any news release or other public announcement relating to this Agreement, including any of its terms, or to the performance of either Party hereunder, without the prior written approval of the other Party; provided that nothing in this Agreement shall prohibit a Party from making required disclosures or filings required by Applicable Law or by the rules and regulations of any securities exchange. Once the text or substance of any announcement has been so approved, it may be repeated without further approval.

8.5

Publications. Each Party agrees to submit to the other Party for review a copy of any proposed publication disclosing any data or other results related to the performance of the Product [***], and agrees to consider in good faith all comments received during that time. The non-publishing Party shall not prevent the publishing Party from publishing such proposed publication provided that no Confidential Information of the non-publishing Party is disclosed in such publication without the non-publishing Party’s prior written consent. If the non-publishing Party determines that the proposed publication of publishing Party contains Confidential Information, the non-publishing Party may require that the publishing Party remove any or all such Confidential Information prior to publication. Furthermore, if the non-publishing Party determines that the proposed publication contains patentable subject matter requiring protection, the non-publishing Party may require the delay of the publication for a period of time [***].

9.	TERM AND TERMINATION.

9.1	Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until the [***] and the Renewal Term (the “Term”), unless terminated earlier as set forth herein.

9.2	Renewal. This Agreement may be renewed for [***] (“Renewal Term”) upon mutual written agreement of the Parties.

9.3	Termination for Cause. This Agreement may be terminated at any time by either Party effective:

(a)

upon [***] prior written notice if the other Party materially breaches its representations, warranties or obligations under this Agreement; provided, however, that any such termination shall only become effective if the allegedly breaching Party fails to remedy or cure such breach or default prior to the end of such [***]. If, prior to the end of such [***] period, the allegedly breaching Party remedies or cures such breach or default to the reasonable satisfaction of the non-breaching Party, this Agreement shall remain in full force and effect;

(b)

immediately upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy; or

9.4	Termination Without Cause. After the date that is twelve (12) months after the Effective Date, either Party may terminate this Agreement upon [***] prior written notice to the other Party.

9.5	Mutual Termination. This Agreement may be terminated at any time by mutual written consent of the Parties.

9.6	[***] Continuing Obligations Upon Expiration or Termination. For a period of [***] after the expiration or termination of this Agreement for any reason ([***].

9.7	Consequences of Termination. In the event of any termination under this Agreement:

(a)	Agendia shall [***];

(b)	Agendia shall [***].

(c)	All licenses granted by either Party hereunder shall terminate, [***];

(d)	Inivata shall [***];

(e)	Inivata shall [***]; and

(f)	Each Party shall return to the other Party, or at the other Party’s option, destroy and certify the destruction of, all of the other Party’s Confidential Information in such Party’s possession, [***].

9.8

Survival of Certain Obligations. Expiration or termination of the Agreement shall not relieve the Parties of any obligation accruing before such expiration or termination, and the provisions of [***]. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination.

10.	MISCELLANEOUS.

10.1

Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any reference herein to any Person will be construed to include the Person’s successors and assigns, (e) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (f) all references herein to Sections or Exhibits will be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (g) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (h) provisions that require a Party, the Parties or any committee hereunder to “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding text and instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include any amendments thereto or any replacement or successor law, rule or regulation thereof, and (j) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

10.2

Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. Any attempted assignment not in accordance with the foregoing shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

10.3

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

10.4

Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes commercially reasonable efforts to remove the condition; provided that if any delay in performance due to force majeure continues for a period of [***], then the other Party will have the right to terminate this Agreement immediately upon written notice. For purposes of this Agreement, “force majeure” will include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

10.5

Notices. All notices and other communications required or permitted hereunder (including any notice of force majeure, breach, termination, change of address, etc.) shall be in writing and will be deemed given (a) upon receipt if delivered personally or by facsimile transmission (receipt verified), (b) [***] after being deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid or (c) on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next Business Day delivery (receipt verified), and will be sent to the Parties at the following addresses or facsimile numbers, as applicable, (or at such other address or facsimile number for a Party as will be specified by like notice; provided, however, that notices of a change of address will be effective only upon receipt thereof):

All correspondence to Agendia shall be addressed as follows:

Agendia N.V.

[***]

With a copy to:

[***]

All correspondence to Inivata shall be addressed as follows:

Inivata Limited

[***]

10.6

Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in a writing signed by a duly authorized officer of each Party and delivered to each of the Parties.

10.7

Waiver. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The failure of either Party to require the performance of any term of this Agreement, or the waiver of either Party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such terms or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

10.8

Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

10.9

Descriptive Headings. The descriptive headings of this Agreement are for convenience and reference purposes only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

10.10	Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.

10.11

Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement that relate to any Party’s rights or obligations hereunder. In the event of the occurrence of any dispute arising out of or relating to this Agreement (other than a Disputed JSC Matter, which shall be resolved as provided in Section 2.1), including any question regarding its existence, validity or termination (a “Dispute”), any Party may, by written notice to the other, have such Dispute referred to their respective Chief Executive Officer or such Chief Executive Officer’s designee, for attempted resolution by good faith negotiations within [***] after such notice is received. Any negotiations regarding a Dispute are confidential and shall be treated as compromise and settlement negotiations for purposes of the U.S. Federal Rules of Evidence and any similar rules of evidence.

10.12

Entire Agreement of the Parties. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof and thereof.

10.13

Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever. Neither Party shall have any responsibility for the hiring, termination, compensation or benefits of the other Party’s employees.

10.14

No Legal Advice. Each Party acknowledges and agrees that the other Party and the other Party’s attorneys are not representing such Party during the course of or in connection with any activities under this Agreement and that, unless otherwise expressly agreed in writing by the other Party’s attorneys, any opinions expressed by the other Party or the other Party’s attorneys with respect to any marketing or Promotional Materials or the activities of either Party under this Agreement shall not be considered to be legal advice regardless of whether or not related to a legal or regulatory matter.

10.15

Counterparts. This Agreement may be executed in two (2) counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or digital file, each of which will be binding when received by the applicable Party.

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IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

AGENDIA N.V.		INIVATA LIMITED

By:	/s/ Mark Straley	By:	/s/ Clive Morris
Name:	Mark Straley	Name:	Clive Morris
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Brian Dow
Name:	Brian Dow
Title:	Chief Financial Officer

Signature Page